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                                                                    EXHIBIT 99.1


                                PERCEPTRON, INC.


                       CODE OF BUSINESS CONDUCT AND ETHICS



                                FEBRUARY 3, 2004





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                                TABLE OF CONTENTS
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                                                                                                                  PAGE
I.       INTRODUCTION                                                                                               1

II.      CONFLICTS OF INTEREST                                                                                      2

III.     SEC REPORTING                                                                                              3

IV.      GOVERNMENTAL LAWS AND REGULATIONS                                                                          4
         A.   Compliance with Laws, Rules and Regulations                                                           4
         B.   Securities Laws                                                                                       4
         C.   Fair Competition and Antitrust Laws                                                                   4
         D.   Foreign Corrupt Practices Act                                                                         5
         E.   Export Controls Laws                                                                                  5
         F.   Employment-Related Laws (Equal Employment, Harassment, Etc.)                                          6
         G.   Environment and Health and Safety Laws                                                                6

V.       SPECIFIC COMPANY POLICIES                                                                                  6

         A.   Confidential Information                                                                              6
         B.   Gifts, Bribes and Kickbacks                                                                           7
         C.   Authority to Enter into Company Transactions                                                          7
         D.   Use of Company Assets                                                                                 7
         E.   Software Policy and Illegal Duplication                                                               8
         F.   Document Retention                                                                                    8
         G.   Substance Abuse Policy                                                                                9
         H.   Public Affairs                                                                                        9
         I.   Political Contributions and Activities                                                                9
         J.   Responding to Government Inquiries or Investigations                                                  9

VI.       REPORTING OBLIGATIONS                                                                                    10

VII.      ADMINISTRATION                                                                                           10

VIII.     WAIVERS                                                                                                  10

IX.      DISCIPLINARY ACTION                                                                                       10

X.       DISCLAIMER                                                                                                11

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I.       INTRODUCTION


         The honesty, integrity and sound judgment of employees, officers and directors is essential for the reputation and success of Perceptron (the "Company"). This Code of Business Conduct and Ethics (or "Code") addresses not only those areas in which we must act in accordance with law or regulation, but it establishes the responsibilities, policies and guiding principles that will assist us in our commitment to adhere to the highest ethical standards and to conduct our business with the highest level of integrity.

         This Code governs all actions and working relationships of the Company's employees, officers and directors with all current and future customers, employees, competitors, government agencies, self-regulatory bodies, the media, or any other party with whom we currently have made or will make contact. If you are unsure about the appropriateness of an event or action, please seek assistance in interpreting the requirements of this Code, or any other policy or procedure, by contacting your supervisor or the Company's General Counsel.

         This Code is designed to deter wrongdoing and promote:

         (1) Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         (2) Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "Commission" or "SEC") and in other public communications made by the Company;

         (3) Compliance with applicable governmental laws, rules and regulations;

         (4) The prompt internal reporting to the appropriate person or department of any violations of this Code; and

         (5)    Accountability for adherence to this Code.

         We are committed to continuously reviewing and updating the Company's policies and procedures, which are maintained on the Company's intranet. As a result, this Code is subject to modification without notice. Furthermore, this Code supersedes all other such codes, policies, procedures, instructions, practices, rules or written or verbal representations to the extent they are inconsistent.

         This document is not intended to, and does not constitute all conduct rules for Perceptron team members. Nor does this Code of Business Conduct and Ethics state or imply that Employment at Perceptron, Inc. is anything other than on an at-will basis, or that any specific cause is required to terminate employment of any team member.

         It is your responsibility to cooperate in any internal or external investigations of possible violations. Reprisal, threats, retribution or retaliation against any person who has in good faith reported a violation or a suspected violation of law, this Code or other Company policies, or against any person who is assisting in any investigation or process with respect to such a violation, is prohibited.


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         Part of your job and ethical responsibility is to help enforce this
Code. You should be alert to possible violations and report possible violations as described below. A violation of any rule, policy or standard embodied in this Code may result in disciplinary action, including possible termination. In addition, because many of the practices set forth in the Code reflect legal or regulatory requirements, violations of these laws and regulations may create significant liability for you, Perceptron, other employees, the Company's officers and the Company's directors.

II.      CONFLICTS OF INTEREST

         You are expected to avoid situations that may lead to an actual or apparent conflict of interest between your interests or the interest of an individual or entity of which you are in any way connected with, and the Company's interest. A conflict of interest occurs when your private interests or benefits, or the interests or benefits of any individual or entity of which you are in any way connected with, interferes or conflicts with (or appears to interfere or conflict with) the interests or benefits of the Company. Although this duty does not prevent all personal transactions, it does require that you disclose the details of any matter that is an actual or apparent conflict of interest and have the actual or apparent conflict of interest approved in advance by the Board of Directors for directors and executive officers of the Company or the Company's General Counsel for other officers and employees. If the actual or apparent conflict of interest is not approved, then you must not engage in the activity resulting in the conflict of interest or must resign from your positions with the Company.

         Specific examples of conflict of interest situations that are prohibited without prior disclosure and approval in advance as described above to include the following:

         (1) Outside Employment: Employees are expected to devote their full attention to the business interests of the Company. Company employees, officers and directors are prohibited from engaging in any activity that interferes with their performance or responsibilities to the Company or is otherwise in conflict with or prejudicial to the Company. You may not participate in other employment (including self-employment) or serve as an officer, director, partner or consultant for other organizations if such activity: (a) interferes with your ability to act in the best interests of the Company; (b) requires you to use proprietary, confidential or non-public information, procedures, plans or techniques of the Company; (c) creates an appearance of impropriety; or (d) involves a competitor of the Company; unless such employment has been fully disclosed and approved in advance as described above.

         (2) Outside Business Interests. The Company respects your right to manage your personal affairs and investments, and does not wish to impinge upon your personal lives. At the same time, a conflict of interest may occur if you or one of your "immediate family members" invests in, serves as a director of or consultant to, or engages in other relationships with, a competitor, supplier, customer, or other business partner of the Company, unless such relationship has been fully disclosed and approved in advance as described above. In most cases, a less than 2% ownership interest in a publicly-traded company would not be deemed a conflict of interest. The term "immediate family member" shall include one's spouse, parents, children, mothers and fathers-in-law, and sons and daughters-in-law, or any person who would reasonably be considered to be in such relationship with you.


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         (3)    Acquiring or Owning Property Affected by Company Action: You may
not acquire property or any other interest the value of which is likely to be affected by an action of the Company, especially if it involves a decision or recommendation in which you are involved. This includes, for example, acquiring property or assets being recommended for acquisition or lease by the Company, unless your involvement has been fully disclosed and approved in advance as described above.

         (4) Transactions with Family Members or Friends: You should avoid conducting Company business with an immediate family member, or with a business in which an immediate family member is associated in any significant role, unless such relationship has been fully disclosed and approved in advance as described above.

         (5) Transactions with Competitors, Suppliers or Customers: You and your immediate family members may not receive any type of gift, token or favor that has or could reasonably be viewed as having any potential to influence how you conduct business relations for the Company or with any of the Company's suppliers, customers, competitors or any other party with which the Company may engage in or conduct business relations.

         (6) Confidential Company Information: You are expected to not misuse any confidential information available to you or gained by you by reason of your employment with Perceptron.

         (7) Corporate Opportunities: You may not exploit for your personal gain, opportunities that are discovered through the use of Company property, information or position, unless the opportunity has been fully disclosed and your involvement has been approved in advance as described above.

         Because other conflicts of interest may arise, it would be impractical to attempt to list all possible situations. The above are simply examples and do not exhaust all possible prohibitions. Please consult your supervisor or the Company's General Counsel if you have any questions regarding a particular situation or transaction.

III.     SEC REPORTING

         It is the Company's policy that all reports and documents that the Company files with or submits to the Securities and Exchange Commission and each of the other public communications the Company makes ("Public Disclosures") contain full, fair, accurate, timely and understandable disclosure. To the extent not already reported, you must report any of the following deficiencies ("Disclosure Deficiencies") to the General Counsel or a member of the Disclosure
Committee:

         (1) Financial statements that are to be included in a Public Disclosure that (x) are not prepared in accordance with generally accepted accounting principles; (y) are not prepared in accordance with Company's most recent accounting practices; or (z) do not fairly or accurately present the financial condition, results of operations and cash flows of the applicable division or of the Company as a whole.

         (2) Any untrue statement of a material fact or an omission of a material fact necessary to make the statement not misleading that is to be included in a Public Disclosure.


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         (3)    Any lawsuits, governmental investigations, material demand letters, claims, complaints, investigations or other potential material legal, regulatory or loss contingencies.

         (4) Any material inadequacies in the Company's internal controls or disclosure controls.

         (5) Any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls.

         The Company's employees, officers and directors are each responsible for implementing this policy by maintaining accurate records and reporting Disclosure Deficiencies, as required above. No false, misleading or artificial entries may be made on, or be provided for entry on the Company's books and records. No funds or assets may be maintained by the Company for any illegal or improper purposes.

IV.      GOVERNMENTAL LAWS AND REGULATIONS

         A.     Compliance with Laws, Rules and Regulations


         No Company employee, officer or director shall undertake, approve, require, or allow to continue any action that would violate any governmental law, rule or regulation. Such laws, rules and regulations applicable to the Company are numerous and often complex, each employee, officer and director is responsible to proactively seek compliance with all applicable governmental laws, rules and regulations.

         This section of the Code provides a brief description of certain governmental laws, rules and regulations that affect the Company's business. This list is not intended to include all such laws, rules and regulations, and you are encouraged to contact the General Counsel with any questions or if you seek additional information.

         B.     Securities Laws


         You are required to comply with all federal and state securities laws, including laws prohibiting insider trading. As set forth in the Company's "Statement of Corporate Policy Regarding Transactions in Perceptron, Inc. Securities" ("Insider Trading Policy"), it is the policy of the Company that no director, officer or other employee of the Company who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities, (a) buy or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of that information, or (b) pass that information on to others outside the Company, including family and friends. In addition, it is the policy of the Company that no director, officer or other employee of the Company who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company's securities until the information becomes public or is no longer material. You are also required to comply with the Company's "Statement of Corporate Policy Regarding Selling Short Perceptron, Inc. Common Stock or Other Securities".

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         C.     Fair Competition and Antitrust Laws


         The Company and all of its employees, officers and directors must comply with all applicable fair competition and antitrust laws. These laws ensure that businesses compete fairly and honestly, and seek to eliminate conduct that may reduce or restrain competition. If you are unsure whether certain actions may raise unfair competition or antitrust issues, immediately contact the Company's General Counsel.

         It is the Company's policy to lawfully compete in the marketplace. This commitment includes respecting the rights of the Company's competitors and abiding by all applicable laws in the course of competing. The Company expects its competitors to respect our rights to compete lawfully in the marketplace, and Perceptron must respect their rights equally. Company employees, agents and contractors may not steal or unlawfully use the information, material, products, intellectual property, or proprietary or confidential information of anyone including suppliers, customers, business partners or competitors.

         Any contact with an employee, director, officer or contractor of a direct competitor of Perceptron must be reported to the General Counsel. Such contacts are not in and of themselves prohibited, but certain subjects, such as pricing, terms of sales contracts or proposals, production capacities, employment numbers, etc. must be avoided.

         D.     Foreign Corrupt Practices Act

         The Company requires full compliance with the Foreign Corrupt Practices Act ("FCPA") by all employees, agents and contractors. The anti-bribery and corrupt payment provisions of the FCPA make illegal any corrupt offer, payment, promise to pay, or authorization to pay money, gift, or anything of value to any foreign official, or any foreign political party, candidate or official, for the purpose of influencing any act or failure to act, in the official capacity of that foreign official or party, or inducing the foreign official or party to use influence to affect a decision of a foreign government or agency, in order to obtain or retain business for anyone, or direct business to anyone.

         Laws in most countries outside of the United States also prohibit or restrict government officials or employees of government agencies from receiving payments, entertainment, or gifts for the purpose of influencing a decision of such official or employee. If you are unsure of any contemplated activity, contact your supervisor or the Company's General Counsel.

         See also the prohibition on gifts, bribes and kickbacks in Section V. below.

         E.     Export Controls Laws


         A number of countries maintain controls on the destinations to which products or software may be exported. Some of the strictest export controls are maintained by the United States against countries that the U.S. government considers unfriendly or as supporting international terrorism. The U.S. regulations are complex and apply both to exports from the United States and to exports of products from other countries, when those products contain U.S.-origin components or technology. Software created in the United States is subject to these regulations even if duplicated and packaged abroad. In some circumstances, an oral presentation containing technical data made to foreign nationals in the United States may constitute a controlled export. The Company's General Counsel can provide you with guidance on which

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countries are prohibited destinations for Company products or whether a proposed technical presentation to foreign nationals may require a U.S. Government license

         F.     Employment-Related Laws (Equal Employment, Harassment, Etc.)

         All employees are required to comply with all governmental laws related to employment matters, including the federal Civil Rights laws, the Americans with Disabilities Act, the Act Discrimination in Employment Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, laws prohibiting sexual harassment and wage and hour laws.

         Perceptron seeks diversity in its employees, respects their differences and encourages and recognizes contributions from all individuals. It is Perceptron's policy to provide equal employment opportunities to and prohibit discrimination against all employees and job applicants without regard to race, color, age, religion, sex, national origin, marital status, height, weight, or handicaps unrelated to the individual's ability to perform essential job functions.

         Perceptron is committed to maintaining a work environment where employees can perform their assigned duties and responsibilities without being harassed, and will take appropriate action if harassment occurs. Harassment (generally meaning any offensive action which singles out an employee to the detriment or objection of that employee because of race, sex, religion, national origin, age, disability, etc.) covers a wide range of conduct, including unwelcome behavior of a sexual or racial nature. You are prohibited from harassing any fellow employee, or any individual with whom the Company may deal.

         G.     Environment and Health and Safety Laws

Perceptron is committed to being an environmentally responsible corporate citizen and providing a work environment that strives to protect employee health and safety in all aspects of the Company's operations. It is the Company's intent to comply with environmental and health and safety laws in the conduct and operation of the Company's business.

V.       SPECIFIC COMPANY POLICIES

         A.     Confidential Information

         All employees are required to sign the Company's Proprietary Information And Inventions Agreement. The Company's confidential information is a valuable asset. Such information includes information related to the Company's customers, suppliers, competitors, prices, sales and service records, software (both object code and source code), equipment, apparatus, processes, designs, methods, improvements, inventions, data, protocols, sales figures, projections, quotations, estimates, personnel, accounting and billing procedures, reports, budgets, and other financial information. All of the Company's confidential information must be used solely for business purposes.

         You must safeguard the Company's confidential information. Its loss through inadvertent or improper disclosure could be harmful to the Company. You should be especially mindful in the use of telephone, facsimile, telex, electronic mail and other electronic means of storing and transmitting information.


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         From time to time it may be in the Company's interest to disclose confidential information to potential business partners. Such disclosure should never be done without carefully considering its potential benefits and risks. Under no circumstances may you disclose the Company's confidential information without the express written consent of the Company's General Counsel.

         The Company has many kinds of business relationships with many companies and individuals. From time to time, such companies and individuals provide confidential information to the Company. We must take special care to handle the confidential information of others responsibly and in accordance with any agreements with such third parties.

         B.     Gifts, Bribes and Kickbacks

         As an employee, officer or director of the Company, you may not give or receive any type of gift, token, or favor, that has or could reasonably be viewed as having any potential to influence how you or another person engages in or conducts business relations with or for the Company, or how you engage or conduct business relations with any of the Company's suppliers, customers, competitors, or any other party with which the Company may engage in or conduct business relations.

         Company personnel may at times be required to deal with governmental employees. Most governmental bodies strictly prohibit the receipt of any gratuities by its employees. You must be aware of and strictly adhere to these prohibitions.

         Any employee, officer or director who receives or pays any improper gift, bribe or kickback will be subject to disciplinary action which may include discharge, and if appropriate, reported to the proper authorities. If you are unclear about whether a particular transaction or item violates this policy, please contact the Company's General Counsel for guidance.

         C.     Authority to Enter into Company Transactions


         Before you enter into any transaction on behalf of the Company that is out of the ordinary scope of your business or authority, you must consult with your supervisor or other appropriate member of management required to approve such a transaction. It is a violation of Company policy for any employee, officer or director to enter into any transaction beyond his or her authority without proper approval.

         D.     Use of Company Assets


         (1) In General. Protecting the Company's assets is a key fiduciary responsibility of every employee, agent and contractor. Care should be taken to ensure that assets are not misappropriated, loaned to others, or sold or donated, without appropriate authorization. All Company employees, officers and directors are responsible for the proper use of Company assets, and must safeguard such assets against loss, damage, misuse or theft. Company equipment and assets are to be used for Company business purposes only.

         (2) Physical Access Control. The Company has and will continue to develop procedures covering physical access control to ensure privacy of communications, maintenance of the security of the Company communication equipment, and safeguard Company assets from

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theft, misuse and destruction. You are personally responsible for complying with the level of access control that has been implemented in the facility where you work on a permanent or temporary basis. You must not defeat or cause to be defeated the purpose for which the access control was implemented.

         (3) Company Funds. Every Company employee is personally responsible for all Company funds over which he or she exercises control. Company agents and contractors should not be allowed to exercise control over Company funds. Company funds must be used only for Company business purposes. Every Company employee must take reasonable steps to ensure that the Company receives good value for Company funds spent, and must maintain accurate and timely records of each and every expenditure. Expense reports must be accurate and submitted in a timely manner.

         (4) Computers and Other Equipment. The Company strives to furnish employees with the equipment necessary to efficiently and effectively do their jobs. You must care for that equipment. If you use Company equipment at your home or off site, take precautions to protect it from theft or damage, just as if it were your own. If the Company no longer employs you, you must immediately return all Company equipment. While computers and other electronic devices are made accessible to employees to assist them to perform their jobs and to promote Company's interests, all such computers and electronic devices, whether used entirely or partially on the Company's premises or with the aid of the Company's equipment or resources, must remain fully accessible to the Company and, to the maximum extent permitted by law, will remain the sole and exclusive property of the Company.

         Employees should not maintain any expectation of privacy with respect to information transmitted over, received by, or stored in any electronic communications device owned, leased, or operated in whole or in part by or on behalf of the Company. To the extent permitted by applicable law, the Company retains the right to gain access to any information received by, transmitted by, or stored in any such electronic communications device, by and through its employees, agents, contractors, or representatives, at any time, either with or without an employee's or third party's knowledge, consent or approval.

         E.     Software Policy and Illegal Duplication

         All software used by employees to conduct Company business must be appropriately licensed. You may not make or use illegal or unauthorized copies of any software since doing so may constitute copyright infringement and may expose you and the Company to potential civil and criminal liability. The Company retains the right to inspect Company computers to verify that only approved and licensed software has been installed and any such non-approved/licensed software will be removed.

         F.     Document Retention


         It is the Company's policy that documents and records be retained only during the period of their immediate use, unless longer retention is required by law or for internal or historical reference reasons that are important to the Company. Any documents or records relating to any lawsuit, legal proceeding or governmental investigation or action involving the Company shall not be destroyed without the specific approval of the Company's General Counsel. Records

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include paper documents, CDs, computer hard disks, e-mail, floppy disks, microfiche, microfilm and other media.

         G.     Substance Abuse Policy


         Drug and alcohol abuse may result in injury to the user and higher costs to the Company in terms of absenteeism, theft, loss of productivity, health care, workers compensation costs and accidents. Being under the influence of drugs or alcohol on the job or on company property or in a manner that adversely affects safety or job performance, and the use, sale or possession of illegal drugs, is prohibited. Employees must comply with the Company's conduct policies. Employees who violate these prohibitions and policies shall be subject to disciplinary action up to and including termination.

         H.     Public Affairs


         You may not "leak" or otherwise disclose information to the media or any other similar party. Unless your job duties specifically include responding to outside inquiries, all inquiries must be referred to the appropriate department as described below:

         (1) Refer all inquiries from regulatory agencies to the Company's General Counsel.

         (2) Refer all inquiries from the news or trade media to the Company's General Counsel, who will identify an appropriate spokesperson if it is in the best interest of the Company to respond.

         (3) Refer all inquiries about current or former Company employees to the Human Resources Department.

         I.     Political Contributions and Activities

         The Company reserves the right to communicate its position on important issues to elected representatives and other government officials. It is the Company's policy to comply with all governmental laws and regulations regarding political contributions. The Company's funds or assets must not be used for, or be contributed to, political campaigns or political practices under any circumstances without the prior written approval of the Company's Board of Directors.

         J.     Responding to Government Inquiries or Investigations


         If you receive a written or oral inquiry or investigative request from a federal, state or local government agency, you must follow the following procedures:

         You must immediately direct any written request to the Company's General Counsel. In the event of a telephone request, you are to explain that it is the Company's policy to request a written confirmation of any oral request, and that the written confirmation will receive prompt attention (you must inform the Company's General Counsel of any such conversation and immediately forward any such written confirmation). In the event of a personal visit by a governmental representative, you are to explain that it is the Company's policy to ask for a written letter requesting an interview and explaining its purpose, and to have counsel present at

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any interview (you must inform the Company's General Counsel of any such visit and immediately forward any such written letter).

         If any difficulty with this procedure is encountered, the employee should immediately seek guidance from the Company's General Counsel or member of the Disclosure Committee.

VI.      REPORTING OBLIGATIONS

         Unethical and illegal behavior is a part of business that can significantly affect the reputation and success of Perceptron. If, during the course of employment or otherwise, you become aware of or suspect any activity or behavior that may violate any provision in this Code, that is otherwise in violation of any other Company policy or governmental law or raises concerns regarding the Company's accounting, internal accounting controls or auditing matters, you must report such activity immediately to your immediate supervisor, the Company's General Counsel, or to the following number if you wish to remain anonymous: 1-888-883-1499 (or 203-557-8604 for international calls). Reporting any activity will not subject you to any disciplinary action or proceeding, unless any reported activity is knowingly false. All calls to the compliance hotline are anonymous and confidential.

VII.     ADMINISTRATION

         All new employees, officers and directors must receive a copy of the Code and sign the attached "Code of Business Conduct and Ethics Certification." The signed Employee Certification must be submitted to the Executive Assistant. All Company managers, direct supervisors, or those in similar positions are responsible for reviewing this Code with their subordinates each time a new edition of the Code is published. The Code is also available on the Company website at www.perceptron.com. Each employee, officer and director must annually reaffirm compliance with the Code by signing a Code of Business Conduct and Ethics Certification (see attached) verifying that they have read and understand the Code and will comply by its terms.

         This Code shall be administered and monitored by the Company's General Counsel. Any questions or further information regarding this Code should be directed to this department.

VIII.    WAIVERS

         Any waiver of any provision of this Code for a member of the Company's Board of Directors, an executive officer or the Controller must be approved in writing by the Company's Board of Directors and promptly disclosed as required by law and The NASDAQ Stock Market. Any waiver of any provision of this Code with respect any other employee or officer must be approved in writing by the Company's General Counsel. Requests for waivers must be made in writing to the Board of Directors/General Counsel.

IX.      DISCIPLINARY ACTION

         All known and suspected violations of this Code will be investigated and may result in disciplinary action up to and including the immediate termination of employment. In addition, many of the practices set forth in this Code reflect legal or regulatory requirements. Violations


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of these laws and regulations can create significant liability for you, the
Company and its directors, officers and other employees.

X.       DISCLAIMER

         This Code is not intended and does not create any rights in any employee, customer, supplier, competitor, shareholder or any other person or entity.




















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